As filed with the Securities and Exchange Commission on September 12, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEC ENERGY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Wisconsin	39-1391525
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

231 West Michigan Street P.O. Box 1331 Milwaukee, Wisconsin	53201
(Address of Principal Executive Offices)	(Zip Code)

WEC Energy Group Retirement Savings Plan

WEC Energy Group Limited Retirement Savings Plan

(Full title of the plans)

Scott J. Lauber

Executive Vice President & Chief Financial Officer

231 West Michigan Street

P.O. Box 1331

Milwaukee, Wisconsin 53201

(414) 221-2345

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Eric A. Koontz

Troutman Sanders LLP

600 Peachtree Street, N.E., Suite 5200

Atlanta, Georgia 30308-2216

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,881,000	$61.25	$115,211,250	$11,602
Common Stock, $0.01 par value per share	19,000	$61.25	$1,163,750	$117
(1)	Amount to be registered consists of 1,881,000 shares of common stock, $0.01 par value per share (“Common Stock”) that may be issued under the WEC Energy Group Retirement Savings Plan and 19,000 shares of Common Stock that may be issued under the WEC Energy Group Limited Retirement Savings Plan (together with the WEC Energy Group Retirement Savings Plan, the “Plans”). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the adjustment provisions of the Plans. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.
(2)	Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act, using the average of the high and low sale prices of the Common Stock of the registrant as reported in the New York Stock Exchange consolidated reporting system on September 8, 2016.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information specified in Part 1 of Form S-8 (Items 1 and 2) will be sent or given to participants in the Plans as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

The following documents are incorporated by reference in this Registration Statement:

•	WEC Energy Group, Inc.’s (“WEC” or the “registrant”) Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

•	The registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016.

•	The registrant’s Current Reports on Form 8-K filed on January 28, 2016, February 26, 2016, March 23, 2016 (Amendment), April 22, 2016 (Amendment), May 10, 2016, July 29, 2016 and August 15, 2016.

•	The description of the registrant’s Common Stock contained in its Current Report on Form 8-K, filed on September 1, 1999 (which updates and supersedes the description in the registrant’s Registration Statement on Form 8-B dated January 7, 1987, as previously updated), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Securities and Exchange Commission rules (including information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K) shall not be deemed incorporated by reference in this Registration Statement unless specifically stated otherwise.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified, to constitute a part of this Registration Statement.

Item 4.          Description of Securities.

Not applicable.

Item 5.          Interests of Named Experts and Counsel.

Joshua M. Erickson, Director – Legal Services – Corporate and Finance of WEC, has passed upon the legality of the shares of Common Stock of WEC to be issued under the Plans. Mr. Erickson is a full-time employee of WEC Business Services LLC, a wholly-owned subsidiary of WEC, and beneficially owns, or has options to acquire, shares of WEC’s Common Stock.

Item 6.          Indemnification of Directors and Officers.

WEC is incorporated under the Wisconsin Business Corporation Law (the “WBCL”).

Under Section 180.0851(1) of the WBCL, WEC is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of WEC. In all other cases, WEC is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of WEC, unless it is determined that he or she breached or failed to perform a duty owed to WEC and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with WEC or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under WEC’s Restated Articles of Incorporation or Bylaws, any written agreement or a resolution of the Board of Directors or shareholders.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

Under Section 180.0833 of the WBCL, directors of WEC against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

Articles V and VI of WEC’s Bylaws provides that WEC will indemnify to the fullest extent permitted by law any person who is or was a party or threatened to be made a party to any legal proceeding by reason of the fact that such person is or was a director or officer of WEC, or is or was serving at the request of WEC as a director or officer of another enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such legal proceeding. WEC’s Restated Articles of Incorporation and Bylaws do not limit the indemnification to which directors and officers are entitled under the WBCL.

Officers and directors of WEC are covered by insurance policies purchased by WEC under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 7.          Exemption from Registration Claimed.

Not applicable.

Item 8.          Exhibits.

The following exhibits are filed or incorporated by reference with this Registration Statement:

4.1	Restated Articles of Incorporation of the registrant, as amended effective May 21, 2012. (Incorporated herein by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, File No. 001-09057.)
4.2	Articles of Amendment to the Restated Articles of Incorporation of the registrant, as amended. (Incorporated herein by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on June 29, 2015, File No. 001-09057.)
4.3	Bylaws of the registrant, as amended to May 1, 2016. (Incorporated herein by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, File No. 001-09057.)
4.4	WEC Energy Group Retirement Savings Plan
4.5	WEC Energy Group Limited Retirement Savings Plan
5.1	Opinion of Joshua M. Erickson as to the legality of the securities being registered (to the extent such securities may be original issuance or treasury shares as opposed to market purchase shares).

23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Joshua M. Erickson (included as part of Exhibit 5.1).
24.1	Power of Attorney.

The registrant hereby undertakes that it has submitted or will submit the Plans and any amendments thereto to the Internal Revenue Service (“IRS”) in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code.

Item 9.          Undertakings.

(a)          Undertaking related to Rule 415 offering.

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii)         To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the Registration Statement;

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          Undertaking relating to filings incorporating subsequent Exchange Act documents by reference:

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Undertaking relating to filing of registration statement on Form S-8:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on September 12, 2016.

WEC ENERGY GROUP, Inc.

By:	/s/ Allen L. Leverett
Allen L. Leverett
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature

/s/ Allen L. Leverett
Allen L. Leverett, President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Scott J. Lauber
Scott J. Lauber, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ William J. Guc
William J. Guc, Vice President and Controller (Principal Accounting Officer)

*
John F. Bergstrom, Director

*
Barbara L. Bowles, Director

*
William J. Brodsky, Director

*
Albert J. Budney, Jr., Director

*
Patricia W. Chadwick, Director

*
Curt S. Culver, Director

*
Thomas J. Fischer, Director

*
Paul W. Jones, Director

*
Gale E. Klappa, Non-Executive Chairman of the Board of Directors

*
Henry W. Knueppel, Director

*
Ulice Payne, Jr., Director

*
Mary Ellen Stanek, Director

* By:	/s/ James A. Schubilske
James A. Schubilske
As Attorney-in-Fact
Date:	September 12, 2016

WEC Energy Group Retirement Savings Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plans) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on September 12, 2016.

WEC Energy Group Retirement Savings Plan

By:	/s/ Lisa R. George
Lisa R. George, Director Total Rewards for WEC Energy Group, Inc. and Chair of the Employee Benefits Committee

WEC Energy Group Limited Retirement Savings Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plans) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on September 12, 2016.

WEC ENERGY GROUP LIMITED RETIREMENT SAVINGS PLAN

By:	/s/ Lisa R. George
Lisa R. George, Director Total Rewards for WEC Energy Group, Inc. and Chair of the Employee Benefits Committee